                                                                     Exhibit 2.1



                               Dated 27 July 1999







                            INSIGHT ENTERPRISES, INC.

                                       and

                      ACTION COMPUTER SUPPLIES HOLDINGS PLC





                    ----------------------------------------

                          SUPPLEMENTAL MERGER AGREEMENT

                    ----------------------------------------

                          SUPPLEMENTAL MERGER AGREEMENT


THIS AGREEMENT is made on 27 July 1999.

BETWEEN:

         (1) INSIGHT ENTERPRISES, INC., a US corporation organised under the laws of Delaware, having its registered office at 6820 South Harl Avenue, Tempe, Arizona 85283, USA (Offeror);

         (2) ACTION COMPUTER SUPPLIES HOLDINGS PLC, a company registered in England with number 02479302 and whose registered office is at Alperton House, Bridgewater Road, Wembley, Middlesex HA0 1 EH (Offeree).

WHEREAS:

         (i) This agreement is supplemental to and should be read and construed in conjunction with the Merger Agreement entered into between the parties on 10 May 1999 (Merger Agreement).

         (ii) The parties intend to effect the Merger on the basis of and subject as set out in the Merger Agreement subject as revised herein.

IT IS AGREED AS FOLLOWS:

1        Interpretation

         1.1      Definitions

         Words and expressions defined in the Merger Agreement shall bear the same meaning herein unless otherwise provided herein. In this Agreement:

         Announcement Date means 27 July 1999;

         Merger means the Acquisition;

         Revision Announcement means the joint press announcement containing details of the revised Merger terms in the Agreed Form;

         Revised Conditions means the Conditions revised as stated in Appendix I to the Revision Announcement.


2        The Merger

         2.1 References in the Merger Agreement to the Merger including without limitation the Exchange Proportion shall be read and construed as if the same were references to the terms thereof as set out or referred to in the Revision Announcement or herein, references in the Merger Agreement to the "Conditions" shall be read and construed as references to the Revised Conditions and references in the Merger Agreement to "this Agreement" shall be read and construed as references to the Merger Agreement as supplemented by this Agreement.

         2.2 Offeree confirms that the persons shown in the Schedule hereto as having executed undertaking letters substantially in the Agreed Form identified in Appendix I to the Merger Agreement have confirmed that such commitments apply as if references therein to the Scheme were to the Scheme revised as agreed between Offeror and Offeree as herein provided and has agreed to procure the delivery by each such person to Offeror as soon as reasonably practicable hereafter and in any event prior to the posting of the Circular of written confirmations to that effect in terms reasonably acceptable to Offeror.

3        Deferred Share

         3.1 Conditional on the required approval of shareholders of Offeree, Offeree agrees with and undertakes to Offeror that it will issue one deferred redeemable non-voting share of pound sterling 1 fully paid to Offeror prior to the Scheme becoming effective in order to cause Offeror to become a member of Offeree prior to the Scheme becoming effective and Offeror agrees with and undertakes to Offeree that Offeror will subscribe for one such share at par immediately upon the creation thereof. The obligations in Clause 3 of the Merger Agreement shall cease to apply.

4        Share Exchange

         4.1 In Clause 4.2.1. of the Merger Agreement the figure "0.16" shall be replaced by the figure "0.12".

5        Announcement

         5.1 Offeree and Offeror agree that the Revision Announcement shall be released to the London Stock Exchange Limited at or about 23.59 hours (London time) on the Announcement Date.

6        Termination: Termination Fee

         6.1 Offeror hereby confirms that references to the Conditions in Clause 14.1.5 of the Merger Agreement shall be construed as references to the Revised Conditions;

         6.2 Offeree hereby confirms that the agreement to revise the terms of the Merger as herein provided constitutes a variation of the terms of the Merger and does not constitute a decision by the Board of Offeror not to proceed with the Merger.

In witness whereof this Agreement has been duly executed on the date first mentioned on page 1.

SIGNED by /s/ Stanley Laybourne     )
          ---------------------
on behalf of                        )
INSIGHT ENTERPRISES, INC.           )


SIGNED by /s/ George Laplante       )
          ---------------------
on behalf of                        )
ACTION COMPUTER SUPPLIES            )
HOLDINGS PLC                        )

                                    SCHEDULE


Henry Lewis

George Laplante

Duncan Wilkes

Ian Wakelin

Allan Daniel

Peter Dicks

Philip Holbeche

Stephen Ives